Exhibit 32
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Quantum-Si Incorporated, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report for the year ended December 31, 2024 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2025	/s/ Jeffrey Hawkins
Jeffrey Hawkins
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 3, 2025	/s/ Jeffry Keyes
Jeffry Keyes
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)